UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE CONTAINER STORE GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Container Store Group, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Shareholders

August 28, 2024 10:30 a.m. (Central Time)

THE CONTAINER STORE GROUP, INC. 500 FREEPORT PARKWAY, COPPELL, TEXAS 75019
[●]
To Our Shareholders:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders of The Container Store Group, Inc. at 10:30 a.m. Central Time, on Wednesday, August 28, 2024, via live webcast.
The 2024 Annual Meeting of Shareholders will be a virtual meeting. We believe the virtual meeting technology provides expanded shareholder access while providing shareholders the same rights and opportunities to participate as they would have at an in-person meeting. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 10:15 a.m. Central Time. Please note that there is no in-person annual meeting for you to attend.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote your shares online during the Annual Meeting even if you have previously submitted your proxy. Instructions on how to vote while participating in the meeting live via the Internet are provided in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/TCS2024.
Thank you for your support.
Sincerely,

Satish Malhotra
Chief Executive Officer and President

Notice of Annual Meeting of Shareholders
To Be Held Wednesday, August 28, 2024

THE CONTAINER STORE GROUP, INC. 500 FREEPORT PARKWAY, COPPELL, TEXAS 75019
The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of The Container Store Group, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, August 28, 2024, at 10:30 a.m. Central Time, via live webcast, for the following purposes:
•To elect J. Kristofer Galashan, Anthony Laday, and Nicole Otto as Class II Directors to serve until the 2027 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
•To approve amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, as determined by our Board of Directors in its discretion, subject to the Board’s authority to abandon such amendments (the "Reverse Stock Split Proposal").
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock at the close of business on July 1, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these shareholders will be available for examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Tasha Grinnell, Chief Legal Officer and Secretary, at TLGrinnell@containerstore.com, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors,

Tasha Grinnell, Chief Legal Officer and Secretary
Coppell, Texas
[●]

PROXY STATEMENT

THE CONTAINER STORE GROUP, INC. 500 FREEPORT PARKWAY, COPPELL, TEXAS 75019
This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Container Store Group, Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Wednesday, August 28, 2024 (the “Annual Meeting”), at 10:30 a.m. Central Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of shares of our common stock, $0.01 par value (“Common Stock”), at the close of business on July 1, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately [●] shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 30, 2024 (the “2023 Annual Report”) will be released on or about [●] to our shareholders on the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “The Container Store” refer to The Container Store Group, Inc. and “The Container Store, Inc.” refers to The Container Store, Inc., a Texas corporation and our wholly-owned subsidiary.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, AUGUST 28, 2024
This proxy statement and our 2024 Annual Report to Shareholders are available at http://www.proxyvote.com/.

ATTENDING THE ANNUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TCS2024.

Proposals
At the Annual Meeting, our shareholders will be asked:
•To elect J. Kristofer Galashan, Anthony Laday, and Nicole Otto as Class II Directors to serve until the 2027 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
•To approve amendments to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, as determined by our Board in its discretion, subject to the Board’s authority to abandon such amendments (the "Reverse Stock Split Proposal").

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors, (the “Board”), recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of J. Kristofer Galashan, Anthony Laday, and Nicole Otto as Class II Directors;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025;
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
•FOR the approval of the Reverse Stock Split Proposal.

Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because The Container Store’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, The Container Store is making this proxy statement and its 2023 Annual Report available to its shareholders electronically via the Internet. On or about [●], we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is July 1, 2024. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were [●] shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE ANNUAL MEETING?
You may attend the Annual Meeting only if you are a The Container Store shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/TCS2024. You will also be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Central Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two-question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?
Shareholders of Record
We recommend that shareholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 27, 2024. Shareholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TCS2024 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m. Central Time on August 28, 2024.
Beneficial Owners
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/TCS2024 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered shareholder, you may revoke your proxy or change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of The Container Store at TLGrinnell@containerstore.com prior to the Annual Meeting; or
•by attending and voting during the Annual Meeting live webcast.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.

WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

PROPOSAL	Votes required	Effect of Votes Withheld / Abstentions and Broker Non- Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the proposal.
PROPOSAL 4: APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	The affirmative vote of the holders of the majority of votes cast.	Abstentions and broker non-votes will have no effect on this proposal. We do not expect any broker non-votes on this proposal.

HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of each other proposal before the Annual Meeting, represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the Reverse Stock Split Proposal. Abstentions have the same effect as votes against on each other proposal before the Annual Meeting.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and the Reverse Stock Split Proposal, without instructions from the beneficial owner of those shares. On the other hand, each other proposal to be voted on at the Annual Meeting is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 Election of Directors
At the Annual Meeting, three Class II Directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in 2027 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
We currently have nine Directors on our Board, including three Class II Directors. Our current Class II Directors are J. Kristofer Galashan, Anthony Laday, and Nicole Otto. The Board has nominated the current Class II Directors for re-election at the Annual Meeting.
Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of shareholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term expires at the 2026 Annual Meeting of Shareholders; Class II, currently expires at the Annual Meeting and whose subsequent term will expire at the 2027 Annual Meeting of Shareholders; and Class III, whose term expires at the 2025 Annual Meeting of Shareholders. The current Class I Directors are Lisa Klinger, Caryl Stern, and Charles Tyson; the current Class II Directors are J. Kristofer Galashan, Anthony Laday and Nicole Otto; and the current Class III Directors are Satish Malhotra, Karen Stuckey, and Wendi Sturgis.
As indicated in our Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class II Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event that any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class II Director nominees.

CLASS II DIRECTOR NOMINEES (SUBSEQUENT TERM TO EXPIRE AT THE 2027 ANNUAL MEETING)
The nominees for election to the Board of Directors as Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with The Container Store
J. Kristofer Galashan	46	2007	Director
Anthony Laday	57	2021	Director
Nicole Otto	52	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee are as follows:

J. KRISTOFER GALASHAN	Age 46
J. Kristofer Galashan has served on our Board of Directors since August 2007. Mr. Galashan is currently a Partner with LGP, a private equity firm, which he joined in 2002. Prior to joining LGP he had been in the Investment Banking Division of Credit Suisse First Boston (“CSFB”) in Los Angeles which he joined in 2000 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette (“DLJ”). Mr. Galashan had been with DLJ since 1999. Mr. Galashan serves on the board of Mister Car Wash, Inc., Life Time Group Holdings, Inc. and several private companies. Mr. Galashan previously served on the Board of Directors of BJ’s Wholesale Club, Inc. and Tourneau. Mr. Galashan was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

ANTHONY LADAY	Age 57
Anthony Laday has served on our Board of Directors since September 2021. Since 2014, Mr. Laday has served as the Chief Financial Officer of Fogo de Chão, where he leads the Accounting, Finance, IT and Supply Chain functions. In 2015, Mr. Laday was instrumental in the successful completion of Fogo de Chão’ s initial public offering on Nasdaq. He also helped navigate a go-private transaction in April 2018 when Rhône Capital acquired Fogo de Chão in an all-cash transaction valued at $650 million. Mr. Laday has held finance roles of increasing responsibility for a number of prominent brands prior to Fogo de Chão including Brinker International, FedEx Office, and American Airlines. Mr. Laday was selected to our Board of Directors because of his experience serving as a public company executive and his strong background in finance and accounting.

NICOLE OTTO	Age 52
Nicole Otto has served on our Board of Directors since September 2021. Ms. Otto served as the Global Brand President of The North Face from June 2022 to June 2024. Ms. Otto previously served as the VP/GM of Nike Direct North America from January 2018 to June 2021. In this role, she oversaw Nike’s integrated physical and digital ecosystem that delivers seamless shopping journeys, online-to-offline services and experiences, and deep connections with Nike consumers. Ms. Otto joined Nike in 2005 and throughout her career at Nike, Ms. Otto played a central role in building and leading high-performing teams and defining pinnacle mono-brand retail experiences. Ms. Otto held several leadership roles at Nike within the digital business, both overseas and on Nike’s global team. These roles included serving as VP/GM of Digital Commerce in Europe from July 2016 to December 2017, VP/GM of Nike.com Global Store from January 2015 to July 2016, VP of Global Digital Commerce Operations from April 2013 to April 2015 and VP of Consumer Digital Tech from December 2010 to April 2013. Ms. Otto was selected to our Board due to her executive-level experience in the retail industry, particularly in the area of digital commerce.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with The Container Store
Lisa Klinger	57	2022	Director
Caryl Stern	66	2014	Director
Charles Tyson	62	2024	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

LISA KLINGER	Age 57
Lisa Klinger has served on our Board of Directors since March 2022. Ms. Klinger served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., an L Catterton portfolio company and the largest U.S. retail provider of nonsurgical cosmetic procedures from January 2018 to February 2019. Before Ideal Image, from June 2016 to December 2017, she served as Chief Administrative and Financial Officer for Peloton Interactive, Inc. Ms. Klinger’s previously served as Chief Financial Officer at Vince Holding Corp. from December 2012 to December 2015 and The Fresh Market, Inc from March 2009 to December 2012. Ms. Klinger’s career in retail began in 2000 at Limited Brands and continued at Michael’s Stores where she had various senior finance leadership roles including Treasurer, Investor Relations, and Acting Chief Financial Officer. Ms. Klinger has served on the Board of Directors and as Audit Committee Chair of Emerald Holdings, Inc., a leading U.S. business-to-business platform producer of trade shows, events, conferences, marketing, and B2B software solutions, since 2018, and on the Board of Directors, as Audit Committee Chair and Compensation Committee member, of Tremor International Ltd., a global leader in Video and Connected TV advertising offering an end-to-end technology platform to advertisers, since 2021. Ms. Klinger also served on the Board of Directors and Audit Committee of Party City Holdco, Inc., a vertically integrated party goods supplier and retailer from 2015 to 2021. Ms. Klinger was selected to our Board of Directors due to her leadership experience in the retail industry, financial expertise and significant experience serving on public company Boards of Directors and Audit Committees.

CARYL STERN	Age 66
Caryl Stern has served on our Board of Directors since October 2014. Ms. Stern began serving as Chief Impact Officer of LionTree, LLC in August 2023. Prior to that, she served as Executive Director of the Walton Family Foundation from December 2019 to June 2023 and as President and Chief Executive Officer of the U.S. Fund for UNICEF, a child welfare organization, from June 2007 to December 2019. Ms. Stern has three decades of non-profit and education experience including serving as the Chief Operating Officer and Senior Associate National Director of the Anti-Defamation League; the founding Director of ADL’s A WORLD OF DIFFERENCE Institute; and the Dean of Students at Polytechnic University. She has served on numerous non-profit boards and currently, she serves on the Board of several private entities. Ms. Stern is the author of I BELIEVE IN ZERO: Learning from the World’s Children. Ms. Stern was selected to our Board because of her global business perspective and her organizational leadership, operational and financial expertise.

CHARLES TYSON	Age 62
Charles Tyson has served on our Board of Directors since March 2024. Mr. Tyson has been the CEO and President and a member of the Board of Directors of LL Flooring, a retail provider of hard-surface flooring, since June 2020. Prior to this role, from June 2018 to June 2020 Mr. Tyson served as the interim President and Chief Customer Experience Officer at LL Flooring. Before joining LL Flooring, Mr. Tyson held various leadership roles at Advance Auto Parts in the areas of merchandising, marketing and supply chain, as well as Office Max and Office Depot. Mr. Tyson was selected to our Board of Directors because of his executive leadership experience in the supply chain and merchandising fields.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with The Container Store
Satish Malhotra	49	2021	Chief Executive Officer, President and Director
Karen Stuckey	66	2024	Director
Wendi Sturgis	56	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

SATISH MALHOTRA	Age 49
Satish Malhotra has served on our Board of Directors and as our Chief Executive Officer and President since February 2021. Mr. Malhotra previously served in a variety of key leadership roles with increasing responsibility at Sephora from November 1999 to January 2021, ultimately progressing to Chief Operating Officer from 2016 to 2019 and to Chief Retail and Operating Officer from 2019 until his departure. In his latest role, Mr. Malhotra was responsible for supporting Sephora’s growth by expanding the in-store client experience and services, increasing points of distribution and building scalable infrastructures. Mr. Malhotra has served on the Board of Directors and as Compensation Committee member of BigCommerce Holdings, Inc., since 2022. Mr. Malhotra received his Bachelor of Science in Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Malhotra also holds an inactive Certified Public Accountant’s license from the State of California. Mr. Malhotra was selected to our Board due to his extensive leadership experience in the retail industry and his operational expertise, including in the areas of in-store experience, store development, technology, supply chain and finance.

KAREN STUCKEY	Age 66
Karen Stuckey has served on our Board of Directors since March 2024. Ms. Stuckey spent 17 years with Walmart Inc., from July 2004 to February 2022, most recently serving as Senior Vice President of Walmart's Private Brands business for the General Merchandise discipline from October 2015 to February 2022. During her time at Walmart, she led design, sourcing, and product development for 80+ brands and 100+ product verticals. Prior to that, Ms. Stuckey served as President of the Casualwear Division of Hanesbrands Inc. from 2000 to 2004. Ms. Stuckey began her career in Merchandising roles across numerous companies including Target Corporation, Montgomery Ward, and Cato Corporation. Ms. Stuckey was elected to our Board of Directors due to her executive-level experience in the retail industry, particularly in the areas of sourcing and merchandising.

WENDI STURGIS	Age 56
Wendi Sturgis has served on our Board of Directors since August 2019. Ms. Sturgis currently serves as Chief Executive Officer of cleverbridge, Inc. a global billing solution provider for digital goods and services. Previously, Ms. Sturgis served as President of Lyte, Inc., an event ticketing technology platform company, from April 2021 to November 2021. Ms. Sturgis served as Chief Revenue Officer at Lyte, Inc. from January 2021 to March 2021. Previously, Ms. Sturgis served as President and Chief Executive Officer of Yext, Europe at Yext, Inc., a New York based technology company operating in the area of on-line brand management, a position that she held from April 2019 to January 2021. Ms. Sturgis joined Yext in 2011, and held a variety of executive roles, including Executive Vice President of Sales and Services from August 2011 to December 2016 and Chief Client Officer from December 2016 to August 2019. Ms. Sturgis previously ran the North America Account Management team at Yahoo! Inc., where she was responsible for an 800-person organization and $1.4 billion in revenue. She has also previously held executive positions at Price Waterhouse, Oracle, Scient, Gartner and Right Media, served as a director and as a member of the Innovation and Technology committee of Student Transportation of America, where she gained experience in cybersecurity leading the company’s annual cybersecurity risk review, and served as a director of TPG Pace Tech Opportunities. Ms. Sturgis also serves on the Board of Directors of

Sabre Corporation where she is also a member of the Governance and Nominating Committee and Technology Committee and on the Board of Directors of several private companies. Ms. Sturgis was selected to our Board of Directors because of her leadership experience in the technology, digital transformation and marketing fields.
We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member and nominee in the individual biographies included in this proxy statement.

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2025. Our Board has directed that this appointment be submitted to our shareholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended March 30, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting via live webcast and be available to respond to appropriate questions from shareholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending March 28, 2026. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of The Container Store.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3 Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company requests that our shareholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive and Director Compensation,” the Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the fiscal year ended March 30, 2024 were an effective incentive for the achievement of the Company’s goals, aligned with shareholders’ interest and worthy of continued shareholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive and Director Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.
This vote is merely advisory and will not be binding upon the Company, the Board or the Culture and Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board or the Culture and Compensation Committee. The Culture and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this important matter. In accordance with the advisory vote regarding the frequency of “say-on-pay” votes held at the 2019 Annual Meeting of Shareholders, the Company has determined to continue to hold the “say-on-pay” advisory vote every year until the next such “say-on-pay” frequency advisory vote. The next “say-on-pay” advisory vote will occur at the 2025 Annual Meeting of Shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4 Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split
General

Our Board has adopted and is recommending that our stockholders approve amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, with the exact ratio within such range to be determined by the Board in its discretion (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Common Stock between ten (10) and fifteen (15), inclusive, would be combined into one share of our Common Stock. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above (the “Final Ratio”) and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware, and all other amendments will be abandoned. The Board may also elect not to effect any Reverse Stock Split.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price of our Common Stock and on the number of holders of our Common Stock, and the continued listing requirements of the NYSE. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-10 to 1-for-15 but would not effect a decrease to the number of shares of Common Stock that the Company will be authorized to issue, the proposed Reverse Stock Split amendments would result in a relative increase in the number of authorized and unissued shares of our Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “—Principal Effects of the Reverse Stock Split- Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose and Background of the Reverse Stock Split

The Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:
•The Board believes that effecting the Reverse Stock Split could be an effective means of regaining compliance with the minimum share price requirements for continued listing of our Common Stock on the NYSE;
•The Board believes that continued listing on the NYSE provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of the NYSE. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards;

•The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and
•The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the NYSE, regardless of the size of our overall market capitalization.

NYSE Requirements for Continued Listing

Our Common Stock is quoted on the NYSE under the symbol “TCS.” One of the requirements for continued listing on the NYSE pursuant to Section 802.01C of the NYSE Listed Company is maintenance of an average closing price of our Common Stock of $1.00 per share over a consecutive 30 trading-day period.

On May 8, 2024, the Company was notified by the NYSE that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of our Common Stock was less than $1.00 over a consecutive 30 trading-day period. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Section 802.01C also provides for an exception to the six-month cure period if the action required to cure the price condition requires stockholder approval, in which case, the action needs to be approved by no later than the Company’s next annual stockholder’s meeting. The price condition will be deemed cured if the Company’s share price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days. On May 14, 2024, we notified the NYSE that we intend to regain compliance with Section 802.01C through, among other options, a reverse stock split, for which we would seek stockholder approval no later than at the Annual Meeting.

Implications of Delisting; Rationale for Board’s Approval of Amendments to our Certificate of Incorporation

In the event that our Common Stock were to be delisted from the NYSE, our Common Stock would likely trade in the over-the-counter market. If our Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our Common Stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.

In approving the proposed amendments to our Certificate of Incorporation, the Board considered that our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

The Board also believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on NYSE. Accordingly, the Board believes that maintaining NYSE listing qualifications for our Common Stock, can help attract, retain, and motivate employees and members of our Board.

A delisting from NYSE and continued or further decline in our stock price would also result in negative publicity, impair our ability to raise additional capital through equity or debt financing decrease securities analysts’ coverage of us and could diminish investor, customer and employee confidence in us.

In light of the factors mentioned above, our Board unanimously approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split as a potential means of increasing and maintaining the average price of our Common Stock to above $1.00 per share in compliance with NYSE requirements.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-15. The Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split amendments.

In determining the Final Ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•our ability to maintain the listing of our Common Stock on the NYSE;
•the historical trading price and trading volume of our Common Stock;
•the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;
•the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock;
•the anticipated impact of a particular ratio on the number of holders of our Common Stock; and
•prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Final Ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:
•The market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;
•The Reverse Stock Split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company;
•The Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and
•The market price per share will either exceed or remain in excess of the minimum share price requirements of the NYSE, or that we will otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Common Stock.

While we aim that the Reverse Stock Split will be sufficient to maintain our listing on the NYSE, it is possible that, even if the Reverse Stock Split results in a share price for our Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy NYSE’s additional criteria for continued listing of our Common Stock on the NYSE.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Final Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, as described below under “—Fractional Shares.” After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Relative Increase in Number of Authorized Shares of Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 255,000,000 shares, consisting of 250,000,000 shares of Common stock, $0.01 par value per share and 5,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock,” and together with our Common Stock, our “Capital Stock”).

Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the Final Ratio. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendments are approved, all or any of the authorized and unissued shares of our Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share. The Company regularly considers its capital requirements and may need to conduct equity offerings of Common Stock in the future. The relative increase in the number of shares of Common Stock would enable the Company to retain flexibility to address capital requirements, including the ability to conduct equity offerings of Common Stock.
The Reverse Stock Split will have no effect on the number of authorized shares of Preferred Stock or the par value of Preferred Stock, and we currently do not have any outstanding shares of Preferred Stock.

Effect on Outstanding Equity Incentive Plans

The Company maintains The Container Store Group, Inc. Amended and Restated 2013 Incentive Award Plan (the “2013 Plan”) and The Container Store Group, Inc. 2023 Incentive Award Plan(together, the “Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, (i) the number of shares of Common Stock issuable upon exercise or vesting of such awards under the Plans would be proportionally reduced based on the Final Ratio selected by our Board and (ii) and any per share exercise price would be proportionally increased based on the Final Ratio selected by our Board, subject to the terms of the applicable Plan and award agreement(s). In addition, the number of shares available for future issuance and any share-based award limits under the 2023 Plan will be proportionately reduced based on the Final Ratio selected by our Board.

Impact of Reverse Stock Split on Capital Structure

The chart below outlines the capital structure of our Common Stock as described in this proposal, prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1-for-10 or 1-for-15 based on share information as of the close of business on June 24, 2024. The below does not give effect to any other changes, including any issuance of securities, after June 24, 2024.

	Pre-Split	1-for-10	1-for-15
Authorized	250,000,000	250,000,000	250,000,000
Issued and Outstanding(1)	51,588,925	5,158,893	3,439,262
Issuable under Outstanding Awards(2)	382,082	38,208	25,472
Reserved for Issuance under the Plans(3)	5,586,856	558,686	372,457
Authorized but Unissued and Unreserved(4)	192,442,137	244,244,213	246,162,809

(1)	Includes time-based and performance-based restricted stock that has been issued under the Plans.
(2)	Includes shares issuable pursuant to outstanding stock options.
(3)	Includes shares reserved for future issuance under the 2023 Plan as of June 24, 2024
(4)	Shares authorized but unissued and unreserved represent shares of Common Stock available for future issuance as of June 24, 2024, excluding shares issuable pursuant to outstanding stock options and shares reserved for future issuance under the 2023 Plan.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendments to our Certificate of Incorporation are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock, in accordance with the Final Ratio contained in the Certificate of Amendment.

Registered “Book-Entry” Holders of Common Stock

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of Common Stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by our Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Final Ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 4 as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal 4 that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendments

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendments to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction, even if such transaction may be favorable to the stockholders). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

In May 2024, we announced that our Board has initiated a formal review process to evaluate strategic alternatives for the Company. The Reverse Stock Split proposal is not related to this process or part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.01. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Final Ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our

Common Stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered.

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should generally recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the IRS.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split Proposal.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed The Container Store’s audited financial statements for the fiscal year ended March 30, 2024 and has discussed these financial statements with management and The Container Store’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, The Container Store’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Container Store’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and The Container Store, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from The Container Store. Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in The Container Store’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024.
Anthony Laday (Chair)
Lisa Klinger
Caryl Stern
Wendi Sturgis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2023	Fiscal 2022
Audit Fees	$1,871,659	$1,737,421
Audit-Related Fees	$—	$—
Tax Fees	$151,145	$114,061
All Other Fees	$—	$3,374
Total Fees	$2,022,804	$1,854,856

AUDIT FEES
Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

TAX FEES
Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

ALL OTHER FEES
All other fees were paid for an online technical research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee’s charter provides that the Audit Committee, or the chair of the committee, must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the committee to grant pre-approvals of audit and permitted non-audit services. Any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position(s)
Satish Malhotra [1]	49	Chief Executive Officer and President
Jeffrey A. Miller [2]	52	Chief Financial Officer
Dhritiman Saha [3]	52	Chief Operating Officer
1See biography on page 11 of this proxy statement.
2Jeffrey A. Miller has been with The Container Store since August 2013 and has served as our Chief Financial Officer since August 2020. Mr. Miller is responsible for the business areas of Finance, Accounting, Real Estate, Legal, Procurement, Internal Audit, and ESG. Previously, Mr. Miller served as Vice President and Chief Accounting Officer of The Container Store since August 2013. Prior to joining The Container Store, Mr. Miller was at FedEx Office for over 10 years and served in a variety of roles with increasing responsibility, progressing to Vice President and Controller from 2008 until his departure. Mr. Miller began his career as an auditor with Arthur Andersen and Ernst & Young. He brings over 29 years of accounting and finance experience to the Chief Financial Officer role. Mr. Miller is a graduate of The University of Arkansas with a bachelor’s degree in Accounting. Mr. Miller is a Certified Public Accountant.
3Dhritiman Saha has served as our Chief Operating Officer since November 2022. Mr. Saha oversees store operations, Custom Spaces and manufacturing, technology, information security, product management, supply chain, and customer care. Mr. Saha joined The Container Store as our Executive Vice President and Chief Information Officer in May 2021, bringing more than 27 years of expertise in P&L, leading and managing ecommerce, digital marketing, subscription business, omnichannel customer experience, technology and global operations. Prior to joining The Container Store, Mr. Saha served as the Chief Digital Officer at GameStop from February 2021 to April 2021 and led e-commerce business, digital marketing & customer experience, online assortment expansion, digital and omnichannel technology & product management. Prior to GameStop, Mr. Saha served as Global Chief Customer and Digital Officer at Bodybuilding.com from December 2018 to February 2020 and as Senior Vice President of Digital for JCPenney from April 2014 to December 2018. Throughout Mr. Saha’s extensive career, he has also served in a variety of leadership roles driving technology and omnichannel business transformation at other chain retailers such as Target and Kohls. Mr. Saha received his MBA from Johns Hopkins University and completed his bachelors degree in Electronics and Telecommunications Engineering in Jalandhar, India.

CORPORATE GOVERNANCE

General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Culture and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of The Container Store. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.containerstore.com, or by writing to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019.

Board Composition
Our Board of Directors currently consists of nine members: J. Kristofer Galashan, Lisa Klinger, Anthony Laday, Satish Malhotra, Nicole Otto, Caryl Stern, Karen Stuckey, Wendi Sturgis, and Charles Tyson. As indicated in our Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.
Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.

Director Independence
Our Board of Directors has affirmatively determined that each of J. Kristofer Galashan, Lisa Klinger, Anthony Laday, Nicole Otto, Caryl Stern, Karen Stuckey, Wendi Sturgis, and Charles Tyson is an “independent director,” as defined under NYSE rules. Our Board of Directors also affirmatively determined that each of Robert E. Jordan and Jonathan D. Sokoloff, who served on the Board of Directors during fiscal 2023, was an “independent director,” as defined under NYSE rules. In evaluating and determining the independence of the directors, the Board considered that The Container Store may have certain relationships with its directors. Specifically, the Board considered that Mr. Galashan and Mr. Sokoloff are affiliated with LGP, which owns approximately 30.1% of our outstanding Common Stock as of June 24, 2024. The Board determined that this relationship does not impair their independence from us and our management. The Board also considered that LGP owns approximately 12.5% of the common stock of WESCO Receivable Corp. (“WESCO”), a supplier of the Company. Since the beginning of fiscal 2023, the Company paid approximately $129,000 to WESCO pursuant to such agreement. The Board has determined that the Company’s relationship with WESCO does not impair the independence of Mr. Galashan and Mr. Sokoloff from us and our management.

Director Candidates
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board of Directors that may be included in any stockholders agreement to which we are a party.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (ii) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In particular, experience, qualifications or skills in the following areas are particularly relevant: retail merchandising; marketing and advertising; consumer goods; sales and distribution; accounting, finance, and capital structure; strategic planning and leadership of complex organizations; legal/regulatory and government affairs; people management; communications and interpersonal skills and board practices of other major corporations. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, The Container Store Group, Inc., 500 Freeport Parkway, Coppell, Texas 75019. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Culture and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 500 Freeport Parkway, Coppell, Texas 75019, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Board Leadership Structure and Role in Risk Oversight
Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Lisa Klinger serves as our Chairperson of the Board and Satish Malhotra serves as our Chief Executive Officer.
The Board has carefully considered its leadership structure and determined that separating positions of Chief Executive Officer and Chairperson of the Board serves the best interests of the Company and its shareholders. Specifically, the separation of the Chief Executive Officer and Chairperson positions provides Mr. Malhotra with the ability to focus on the Company’s strategy, business, and operating and financial performance. The Board believes that Ms. Klinger is best situated to serve as Chairperson of the Board due to her leadership experience in the retail industry, financial expertise and significant experience serving on public company Boards of Directors and Audit Committees. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors will elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors or the non-management directors; assisting in scheduling Board meetings and approving meeting schedules; communicating and collaborating with the Chief Executive Officer on various matters; and acting as the liaison between the independent or non-management directors and the Chairperson of the Board, as appropriate. The full list of responsibilities of our lead director may be found in Annex A to our Corporate Governance Guidelines. Because the Board has determined to separate the Chairperson and Chief Executive Officers positions, currently the Company does not have a lead director.
Our Board of Directors is responsible for overseeing our risk management process directly and through its committees. Our management is responsible for implementing and supervising risk management processes on a day-to-day basis. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, including cybersecurity, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee oversees financial and cybersecurity risk and our Nominating and Corporate Governance Committee oversees risk relating to our environmental, social and governance strategy. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website located at www.containerstore.com in the “Corporate Governance” section of the “Investor Relations” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving our equity securities.

Policy for Recovery of Erroneously Awarded Compensation

In 2023, the Company adopted a Policy for Recovery of Erroneously Awarded Compensation Policy to comply with final SEC and NYSE rules that require the clawback of certain erroneously awarded compensation. In accordance with these rules, our policy requires the clawback by the Company of certain incentive-based compensation paid to current and former executive officers in the event that the Company is required to prepare a qualifying accounting restatement.

Attendance by Members of the Board of Directors at Meetings
There were six meetings of the Board of Directors during the fiscal year ended March 30, 2024. During the fiscal year ended March 30, 2024, each Director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the Director served during the period in which he or she served as a Director.
Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend the Annual Meeting. Nine out of nine directors who were members of our Board at the time of the 2023 Annual Meeting of Shareholders attended the meeting.

Executive Sessions
The non-management members of the Board meet in regularly scheduled executive sessions. Lisa Klinger, as our current Chairperson, presides over the regularly scheduled executive sessions at which she is present.

Environmental, Social and Governance Approach
Governance of Corporate Responsibility
The Board’s role includes overseeing the Company’s corporate strategy and enterprise risk management, including sustainability efforts. Our Board and its committees play a critical role in the oversight of our corporate culture and hold management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees, and reputation. The Nominating and Corporate Governance Committee of the Board of Directors oversees our ESG efforts, including with respect to climate change-related matters (with the Compensation and Culture Committee having primary responsibility for matters relating to human capital management and management development). Our Chief Legal Officer, leads the ESG function. The Senior Director of ESG manages corporate sustainability activities and strategy, and reports to the Chief Legal Officer.
Environmental Stewardship
At The Container Store, we recognize the importance of our impact on people, the planet and the communities where we operate. It is imperative to the success of our business that we continue to learn, improve, and advance our vision in those key areas by implementing a strong and thoughtful ESG strategy.
The Container Store is focused on fostering responsible stewardship with respect to the environmental and social topics spanning our product lifecycle, supply chain practices, employees, and communities. Our contribution to a sustainable society is to seek to reduce our environmental impact and improve our sustainable business practices to meet stakeholder demand and address growing environmental concerns and risks. In fiscal 2021 we conducted our first assessment to identify and prioritize the ESG topics most important to our business and our stakeholders. In fiscal 2022, we examined this assessment and identified high level goals and priorities in line with our business vision and stakeholder expectations. In fiscal 2023 we conducted our first measurement of Scope 3 Green House Gas ("GHG") emissions. We have onboarded tools to help us measure baseline KPIs, inclusive of Scopes 1, 2, and 3 GHG emissions and energy intensity data according to the GHG Protocol.
Our Elfa-manufactured products, which contributed approximately 32% of our fiscal year 2023 retail sales, include significant recycled materials.
Employee and Stakeholder Engagement
We continue our progress towards a fair, healthy, and safe workplace, while creating work environment policies that promote diversity, equality, and inclusion. We believe that when we create a workplace where our colleagues are engaged, committed and empowered for the long-term, we are better positioned to create value for our company, as well as for our shareholders. We are proud of our focus on promoting human rights across our operations – from our supply chain to our products – and are committed to build our business on a foundation of ethics.
Our customers consider us their happy place; and we recognize the importance of taking care of the employees who are responsible for creating this environment in our stores. That’s why we are committed to providing a robust and ongoing training and development program. Through training, we equip our team to meet the needs of our customers, whether they work in our Stores, Distribution Centers or the Support Center. Training also helps our employees become knowledgeable and trusted experts armed with intuition and trained for success.
Our commitment to equity and inclusion extends beyond our employees. We know supporting the local communities where we have stores and distribution centers makes the communities stronger. Therefore, we are proud to offer opportunities within our supply chain to small and diverse-owned businesses and through our philanthropy efforts focus on causes that are important to our employees and customers and align with our commitment to making a lasting social and economic impact in those communities.

You can read more learn more about our diversity, equity, and inclusion efforts at www.containerstore.com/inclusion. The information contained on our website is not incorporated by reference into this proxy statement.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Culture and Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees are set forth in the following chart.

Name	Audit	Culture and Compensation	Nominating and Corporate Governance
J. Kristofer Galashan*		X	Chair
Lisa Klinger*	X	X
Anthony Laday*	Chair		X
Satish Malhotra
Nicole Otto*		X
Caryl Stern*	X	Chair
Karen Stuckey*			X
Wendi Sturgis*	X		X
Charles Tyson*		X
*Independent director

AUDIT COMMITTEE
Our Audit Committee’s responsibilities include, but are not limited to:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•discussing the Company’s policies with respect to risk management, including regarding financial and cybersecurity risks;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The current members of the Audit Committee are Lisa Klinger, Anthony Laday, Caryl Stern and Wendi Sturgis, with Mr. Laday serving as Chair. Our Board of Directors has affirmatively determined that each of Mr. Laday, Ms. Stern, Ms. Sturgis and Ms. Klinger meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules. In addition, our Board of Directors has determined that Mr. Laday and Ms. Klinger each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met eight times during the fiscal year ended March 30, 2024.

CULTURE AND COMPENSATION COMMITTEE
The Culture and Compensation Committee is responsible for, among other matters:
•reviewing and making recommendations to the Board regarding the compensation of our directors;
•reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon these evaluations, setting the Chief Executive Officer’s compensation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors of the Board);
•overseeing an evaluation of the performance of our other executive officers and, after considering such evaluation, reviewing and setting or marking recommendations to the Board regarding the compensation of our other executive officers;
•administering our incentive and equity-based plans and arrangements and making grants thereunder;
•appointing and overseeing any compensation consultants;
•administering and overseeing the Company's compliance with the compensation recovery policy required by applicable SEC and NYSE rules;
•preserving and enhancing our strong culture; and
•overseeing the company’s strategies, policies and practices with respect to human capital management and management development.
The Culture and Compensation Committee consults with the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.
Pursuant to the Culture and Compensation Committee’s charter, the Culture and Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In fiscal 2023, the Culture and Compensation Committee engaged Aon, a management consulting firm that provides compensation consulting services, to assist in making decisions regarding the amount and form of compensation to provide our executive officers. Aon reports directly to the Culture and Compensation Committee. The Culture and Compensation Committee has considered the adviser independence factors required under SEC and NYSE rules as they relate to Aon and has determined that Aon’s work does not raise a conflict of interest.
Under its charter, the Culture and Compensation Committee is permitted to delegate its authority to a subcommittee of the committee. The members of our Culture and Compensation Committee are J. Kristofer Galashan, Lisa Klinger, Nicole Otto, Caryl Stern, and Charles Tyson, with Ms. Stern serving as Chair. Mr. Galshan, Ms. Klinger, Ms. Otto, Ms. Stern, and Mr. Tyson, each qualifies as independent under the NYSE’s heightened independence standards for members of a compensation committee.
The Culture and Compensation Committee met four times during the fiscal year ended March 30, 2024.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is responsible for, among other matters:
•identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•reviewing the Board leadership structure to assess whether it is appropriate given the specific characteristics and circumstances of the Company and recommending any proposed changes to the Board;
•developing and recommending to our Board of Directors a set of corporate governance guidelines and principles; and
•overseeing the Company’s s strategy, initiatives and policies concerning corporate social responsibility, including environmental, social, and governance matters.
Our Nominating and Corporate Governance Committee consists of J. Kristofer Galashan, Anthony Laday, Karen Stuckey, and Wendi Sturgis, with Mr. Galashan serving as Chair. Mr. Galashan, Mr. Laday, Ms. Stuckey, and Ms. Sturgis are each independent under NYSE rules.
The Nominating and Corporate Governance Committee met four times during the fiscal year ended March 30, 2024.

Executive and Director Compensation

DIRECTOR COMPENSATION
Unless specifically set forth in this section captioned “Director Compensation,” the tabular and other disclosure herein regarding director compensation.
Fiscal 2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2,3]	Total ($)
Jonathan D. Sokoloff	$33,187	—	$33,187
J. Kristofer Galashan	$97,926	$129,999	$227,925
Lisa Klinger	$131,813	$129,999	$261,812
Robert E. Jordan	$68,448	—	$68,448
Caryl Stern	$105,000	$129,999	$234,999
Wendi Sturgis	$90,000	$129,999	$219,999
Nicole Otto	$85,000	$129,999	$214,999
Anthony Laday	$110,000	$129,999	$239,999
Charles Tyson(4)	$1,181	$11,258	$12,439
Karen Stuckey(4)	$1,181	$11,258	$12,439

1Consists of amounts described below under “Narrative Disclosure to Director Compensation Table”.

2Represents the aggregate grant date fair value for restricted stock awards granted in fiscal 2023, determined in accordance with FASB ASC Topic 718. See Note 7. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 for the assumptions used in valuing such restricted stock awards. Due to an error in which the number of shares subject to the annual restricted stock awards granted to directors for fiscal 2023 was determined using the closing trading price of a share of Company common stock on the grant date rather than the previously approved deemed share value of $5.33, Mr. Galashan, Ms. Klinger, Ms. Stern, Ms. Sturgis, Ms. Otto and Mr. Laday were each inadvertently issued 31,165 shares of restricted stock in excess of the number to which they would have been entitled had the deemed share value been used. Each such director subsequently agreed to forfeit such excess shares, though the grant date fair values set forth in the table above for each such director reflect the grant date fair value of the annual restricted stock awards including the inadvertently issued excess shares.
3The following table sets forth the aggregate numbers of shares of restricted stock and stock options held by each of our non-employee directors on March 30, 2024.
4Mr. Tyson and Ms. Stuckey commenced service on our Board of Directors effective March 26, 2024.

Name	Aggregate Number of Shares of Restricted Stock As of 03/30/24(#)	Aggregate Number of Stock Options As of 03/30/24(#)
Jonathan D. Sokoloff	—	95,547
J. Kristofer Galashan	24,390	95,547
Lisa Klinger	24,390	—
Robert E. Jordan	—	95,547
Caryl Stern	24,390	94,691
Wendi Sturgis	24,390	—
Nicole Otto	24,390	—
Anthony Laday	24,390	—
Charles Tyson	10,424	—
Karen Stuckey	10,424	—

Narrative Disclosure to Director Compensation Table
Non-Employee Director Compensation Policy
In connection with our IPO, our Board of Directors adopted a compensation policy that is applicable to all of our non-employee directors, as has been subsequently amended. Pursuant to the policy, each non-employee director receives an annual cash retainer of $80,000, payable quarterly. The chairperson of the Audit Committee of the Board of Directors receives an additional annual cash retainer of $25,000 per year, the chairperson of the Culture and Compensation Committee of the Board of Directors receives an additional annual cash retainer of $20,000 per year, and the chairperson of the Nominating and Corporate Governance Committee of the Board of Directors receives an additional annual cash retainer of $15,000 per year. In addition, each director serving as a member of any Committee, except for the director serving as Chairperson of such Committee, receives an additional annual retainer of $5,000 per year. The Chairperson of the Board of Directors receives an additional annual cash retainer of $75,000. The Lead Director of the Board of Directors receives an additional annual cash retainer of $25,000 per year. In the case of the directors affiliated with LGP, such retainers are paid directly to LGP and not to the director individually. There are no fees paid for board or committee meeting attendance. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors.
Pursuant to our non-employee director compensation policy each non-employee director receives an annual grant of an equity award of stock options, restricted shares or restricted stock units, as determined by our Board of Directors (pursuant to the policy in effect prior to 2018, such equity award was solely in the form of stock options), under the 2023 Incentive Award Plan (described below) or any other applicable Company equity plan then in effect. For grants made in the fiscal year ended March 30, 2024, awards had a grant date fair value of approximately $130,000. Each non-employee director initially elected or appointed to our Board of Directors on a date other than the date of an annual meeting of shareholders will be granted a prorated portion of the annual award for the applicable year. If an equity award is in the form of stock options, the per-share exercise price of each stock option granted to a non-employee director will equal the fair market value of a share of our Common Stock on the date of grant. Each such equity award granted under the non-employee director compensation policy generally vests ratably in equal annual installments over one year, subject to the non-employee director’s continued service through the vesting date, subject to acceleration immediately prior to the occurrence of a change in control. Effective May 31, 2023, our Board of Directors determined that the number of shares underlying any equity awards granted under the non-employee director compensation policy would be calculated by dividing the applicable equity grant dollar value by $5.33 (the average end-of-day trading price from May 16, 2022 through May 15, 2023). The Board of Directors may revisit the appropriate average end-of-day trading price with respect to future grants.
Due to an error in which the number of shares subject to the annual restricted stock awards granted to directors for fiscal 2023 was determined using the closing trading price of a share of Company common stock on the grant date rather than the deemed share value of $5.33, Messrs. Galashan and Laday and Msses. Klinger,

Stern, Sturgis and Otto were each inadvertently issued 31,165 shares of restricted stock in excess of the number to which they would have been entitled had the deemed share value been used. Each such director subsequently agreed to forfeit such excess shares and retained an award in respect of 24,390 shares of restricted stock.
On February 25, 2015, we adopted a non-employee director stock ownership policy, and we amended and restated the policy on April 8, 2021. Under the policy, each non-employee director is required over time to hold a number of shares of Common Stock with a value, measured based on the fair market value of a share of our Common Stock on the date of measurement, equal to three times the annual cash compensation received for his or her first full year of service on our Board of Directors. For these purposes, shares include only vested shares of stock or stock options, and with respect to stock options, a number of shares with a value equal to the exercise price of the stock option is subtracted from the shares subject to the option. Compliance with the guidelines is required within five years of a director joining our Board of Directors or, if later, by April 8, 2026, the fifth anniversary of the date of adoption of the policy. Following the first date on which a non-employee director holds the minimum number of shares that meets the relevant equity threshold, such non-employee director will be deemed to continue to comply with the policy so long as such non-employee director continues to hold at least as many such shares, notwithstanding any decrease in the fair market value per share of our Common Stock or any increase in cash compensation following such date. As of March 30, 2024, all of our directors other than Msses. Otto, Klinger, and Stuckey and Messrs. Laday and Tyson, each of whom joined our Board of Directors within the prior three fiscal years, were in compliance with our non-employee director stock ownership policy.

EXECUTIVE COMPENSATION
The discussion below provides compensation information for our “named executive officers,” consisting of our principal executive officer and our two other most highly compensated executive officers. Our named executive officers for fiscal 2023 were:
•Satish Malhotra, who has served as our President and Chief Executive Officer since February 1, 2021.
•Dhritiman Saha, who has served as our Chief Operating Officer since November 4, 2022 (and previously served as our Chief Information Officer).
•Jeffrey Miller, who has served as our Chief Financial Officer since August 31, 2020.
Unless specifically set forth in this section captioned “Executive Compensation”, the tabular and other disclosure herein regarding executive compensation (including, without limitation, the number of shares and exercise price for stock options related to periods prior to our IPO) give effect to the approximate 5.9:1 stock split that occurred in connection with our IPO.

Summary Compensation Table
The following table shows the compensation earned by our named executive officers during fiscal 2023 and fiscal 2022.

Name and principal position	Fiscal year	Salary ($)[1]	Bonus ($)	Stock awards ($)[2]	Non-equity incentive plan compensation ($)[3]	All other compensation ($)[4]	Total ($)
Satish Malhotra	2023	878,750	—	667,113	—	5,123	1,550,986
President and Chief Executive Officer	2022	911,538	—	1,356,249	296,250	5,692	2,569,729

Dhritiman Saha	2023	500,000	—	235,714	—	6,154	741,868
Chief Operating Officer	2022	460,769	—	339,996	57,596	6,558	864,919

Jeffrey Miller	2023	462,538	—	196,649	—	13,523	672,710
Chief Financial Officer	2022	432,885	—	320,000	54,111	12,685	819,681

1Amounts reflect the base salaries paid to each named executive officer for fiscal 2023 and fiscal 2022. The base salary paid to Mr. Malhotra for fiscal 2023 also reflects the temporary reduction to Mr. Malhotra’s annual base salary from $925,000 to $832,500 agreed to by Mr. Malhotra from the period from October 1, 2023 through March 31, 2024. For additional information, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Base Salary”.
2The amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted to each named executive officer for fiscal 2023 and fiscal 2022. For fiscal 2023, the amount in the column reflects the aggregate grant date fair value of (i) time-based restricted stock awards granted in fiscal 2023, which equaled $233,490 for Mr. Malhotra, $114,740 for Mr. Saha, and $81,723 for Mr. Miller, and (ii) performance-based restricted stock awards, which, based upon 100% achievement of performance targets that represented the probable outcome of the performance targets, equaled $433,623 for Mr. Malhotra, $120,974 for Mr. Saha, and $114,926 for Mr. Miller. At maximum achievement of the performance targets, the values of the performance-based restricted stock awards would have been $758,840 for Mr. Malhotra, $211,705 for Mr. Saha, and $201,120 for Mr. Miller. See Note 7. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2023 for the assumptions used in valuing such restricted stock awards. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Long Term Equity Incentives” below for a description of these awards.
3The amounts in this column reflect the annual cash awards earned by our named executive officers under our annual bonus programs for fiscal 2023 and fiscal 2022 performance, as described further under “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Annual Cash Incentives” below.
4The amounts in this column represent 401(k) matching contributions made to each individual’s respective accounts by us.
Narrative Disclosure to Summary Compensation Table
Elements of Compensation
In fiscal 2023, we compensated our named executive officers through a combination of base salary, cash incentive opportunities, and other benefits as described below. Our named executive officers also were granted time-based and performance-based restricted shares and continued to hold stock options, time-based restricted shares, and/or performance-based restricted shares granted in previous years.

Base Salary
The base salaries for our named executive officers were determined pursuant to negotiation, as set forth in employment agreements, described below.
For fiscal 2023, Mr. Malhotra was initially eligible to receive a base salary of $925,000. Mr. Saha was eligible to receive a base salary of $500,000. Mr. Miller was initially eligible to receive a base salary of $445,000, which was subsequently increased to $475,000 effective August 31, 2023, in connection with our annual performance review process.
Malhotra Temporary Salary Reduction

On September 14, 2023, we entered into a letter agreement with Mr. Malhotra providing for a temporary ten percent reduction to Mr. Malhotra’s annual base salary, from $925,000 to $832,500, for a period of six months, effective as of October 1, 2023 through March 31, 2024 (the “Salary Reduction”). Pursuant to such letter agreement, Mr. Malhotra also provided a waiver of any right to resign for “good reason” under his employment agreement as a result of the Salary Reduction.
Annual Cash Incentives
In fiscal 2023, each of our named executive officers were eligible to receive annual performance-based cash bonuses, in each case, based on percentages of base salary under the Amended and Restated 2023 Incentive Award Plan. The bonuses were determined using a performance grid based on our consolidated adjusted annual EBITDA and certain Company strategic initiatives.
For fiscal 2023, the minimum bonus level for each of our named executive officers was set at 0% of annual base salary, and the maximum level was set at 200% of annual base salary for Mr. Malhotra and 100% for Mr. Saha and Mr. Miller. The target level was established at 130% of annual base salary for Mr. Malhotra and 50% for Mr. Saha and Mr. Miller. With respect to such target levels for fiscal 2023, 65% was based upon consolidated adjusted annual EBITDA and 35% on Company strategic initiatives. As threshold performance levels were not met with respect to the fiscal 2023 bonuses, no named executive officer received a bonus with respect to fiscal 2023.
Long Term Equity Incentives
Upon our IPO, we adopted, and our shareholders approved, our 2013 Incentive Award Plan, which permitted the granting of stock-based compensation awards and cash-based performance bonus awards and which was subsequently amended and restated in 2017 (the "Amended and Restated 2013 Incentive Award Plan"). In 2023, our Board of Directors adopted, and our shareholders approved, our 2023 Incentive Award Plan, which provides for the grant of, among other awards, stock options, stock appreciation rights, or SARs (as defined below), restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards. No further awards will be granted under the Amended and Restated 2013 Incentive Award Plan following the effectiveness of the 2023 Incentive Award Plan.
On June 1, 2020, we granted, under our Amended and Restated 2013 Incentive Award Plan, 14,851 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2021, June 1, 2022 and June 1, 2023, subject only to continued employment. In addition, we granted 45,048 performance-based restricted shares to Mr. Miller. Such numbers of performance-based restricted shares represent the maximum number of shares, of which 42.86% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals, 28.57% could have performance-vested based on total annual sales and 28.57% could have performance-vested based on achievement of goals that relate to the Company’s response to the COVID-19 pandemic. Such figures represent 130% of the target amount for such award.
On December 21, 2020, we granted, under our Amended and Restated 2013 Incentive Award Plan, Mr. Malhotra 50,100 time-based restricted shares which will vest as to one-third of the restricted shares on each of the first through third anniversaries of February 1, 2021, subject to Mr. Malhotra’s continued employment through each applicable vesting date.
On June 1, 2021, we granted, under our Amended and Restated 2013 Incentive Award Plan, 26,475 time-based restricted shares to Mr. Malhotra, 7,876 time-based restricted shares to Mr. Saha, and 6,950 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2022, June 1, 2023 and June 1, 2024, subject only to continued employment. In addition, we granted 63,918 performance-based restricted shares to Mr. Malhotra, 19,015 performance-based restricted shares to Mr. Saha and 16,779 performance-based restricted shares to Mr. Miller. Such number of performance-based restricted shares represent the maximum number of shares, of which 61.54% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals and 38.46% could have performance-vested based on total consolidated annual sales, and which will be eligible to vest in equal installments over three years on each of the first three anniversaries of June 1, 2021. Such figures represent 130% of the target amounts for such awards.
On June 1, 2022, we granted, under our Amended and Restated 2013 Incentive Award Plan, 62,790 time-based restricted shares to Mr. Malhotra, 15,741 time-based restricted shares to Mr. Saha, and 14,815 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2023, June 1, 2024 and June 1, 2025, subject only to continued employment. In addition, we granted 204,064 performance-based restricted shares to Mr. Malhotra, 51,156 performance-based restricted shares to Mr. Saha and 48,147 performance-based restricted shares to Mr. Miller. Such number of performance-based restricted shares represent the maximum number of shares, of which 61.54% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals and 38.46% could have performance-vested based on total consolidated annual sales, and which will be eligible to vest in equal installments over three years on each of the first three anniversaries of June 1, 2022. Such figures represent 175% of the target amounts for such awards.
On June 1, 2023, we granted, under our Amended and Restated 2013 Incentive Award Plan, 94,149 time-based restricted shares to Mr. Malhotra, 46,266 time-based restricted shares to Mr. Saha, and 32,953 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2024, June 1, 2025 and June 1, 2026, subject only to continued employment. In addition, we granted 305,984 performance-based restricted shares to Mr. Malhotra, 85,365 performance-based restricted shares to Mr. Saha and 81,097 performance-based restricted shares to Mr. Miller. Such number of performance-based restricted shares represent the maximum number of shares, all of which would be eligible to have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals, and which will be eligible to vest in equal installments over three years on each of the first three anniversaries of June 1, 2023. Such figures represent 175% of the target amounts for such awards.
All equity awards held by the named executive officers as of March 30, 2024 are shown in the Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End Table below.
Nonqualified Deferred Compensation Plan
In fiscal 2023, the named executive officers participated in a nonqualified deferred compensation plan pursuant to which participants may defer up to 50% of their base salaries and up to 100% of their bonuses until termination of employment. All employee contributions and earnings on such amounts are fully vested at all times. We may also make discretionary contributions to participants’ accounts, which vest in equal installments over three years, subject to acceleration upon a change of control. We have not made any such discretionary contributions in recent years. Participants may elect to invest the amounts in the plan in various established funds.
Perquisites and Other Benefits
We maintain, and the named executive officers participate in, a 401(k) retirement savings plan. Each participant may contribute to the 401(k) plan, through payroll deductions, up to 80% of his or her salary limited to the maximum allowed by the Internal Revenue Service regulations. All amounts contributed by employee participants and earnings on these contributions are fully vested at all times and are not taxable to participants until withdrawn. Employee participants may elect to invest their contributions in various established funds. We may also make contributions to the accounts of plan participants.
Our compensation program does not include any other material benefits or perquisites for our named executive officers. Except as set forth above, our named executive officers generally participate in the same programs as our other employees.
Employment Agreements
Satish Malhotra
In connection with Mr. Malhotra’s appointment as the Company’s President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Malhotra. Mr. Malhotra’s employment agreement provides that Mr. Malhotra will serve as President and Chief Executive Officer for a term commencing on February 1, 2021 and ending on February 1, 2025, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $875,000, subject to review annually for possible increase. Mr. Malhotra is entitled to an annual cash performance-based bonus with a target of 130% of annual base salary and a maximum of 200% of annual base salary.
The Company also agreed to pay Mr. Malhotra a lump sum cash signing bonus of $1,000,000 and provide him relocation benefits for expenses incurred to relocate Mr. Malhotra’s primary residence to the Dallas-Fort Worth Metropolitan Area. In addition, Mr. Malhotra’s employment agreement provides for an initial grant of restricted shares under the Company’s Amended and Restated 2013 Incentive Award Plan with an aggregate value of $500,000. The actual number of shares granted was determined by dividing $500,000 by the average closing price of a share of common stock of the Company over the 30 trading days preceding December 21, 2020, which was 50,100 shares. The restricted shares will vest as to one-third of the restricted shares on each of the first through third anniversaries of February 1, 2021, subject to Mr. Malhotra’s continued employment through each applicable vesting date.
The agreement provides certain severance benefits upon termination by us without “Cause” or by Mr. Malhotra for “Good Reason”. Cause is generally defined as (a) a material breach by Mr. Malhotra of any material provision of his agreement that is not corrected by him within 30 days after receipt of written notice from us specifying such breach, to the extent such breach is capable of cure, (b) his conviction of, or entry by him of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations, (c) his intentional breach of company policies constituting theft or embezzlement from us or any of our customers or suppliers, (d) his gross neglect or intentional misconduct in connection with the performance of any material portion of his duties (which, in the case of his gross neglect, is not corrected by him within 30 days after receipt of written notice from us specifying such neglect, to the extent that such neglect is capable of cure), or (e) a determination by the Board, after a reasonable investigation or inquiry, that he has engaged in conduct that constitutes sexual harassment or assault within the meaning of applicable law or Company policy, with respect to any individual, including any current or former employee, customer, director service provider agent, client or contractor of the Company. Good Reason is generally defined as (i) an adverse change in Mr. Malhotra’s title or reporting line or material duties, authorities or responsibilities, (ii) the assignment to Mr. Malhotra of duties materially inconsistent with his position, (iii) a material breach by us of any material provision of his employment agreement, (iv) a reduction of his annual base salary or benefits (other than any such reduction by no more than 10% of his annual base salary which is part of, and generally consistent with, a general reduction affecting other of our similarly situated executives) or annual bonus opportunity, (v) a failure by us to pay any portion of his annual base salary or bonus or to otherwise provide benefits provided for in his agreement, or (vi) our requiring him to be headquartered at any office or location more than 50 miles from Coppell, Texas, except for required travel on the Company’s business to an extent substantially consistent with Mr. Malhotra’s present business travel obligations, in each case subject to applicable notice and cure provisions.
Upon a termination of employment by us without Cause or by Mr. Malhotra for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive cash severance equal to two times the sum of (a) his annual base salary and (b) (i) if the date of the Qualifying Termination is during the first six months of a fiscal year, his annual bonus received in respect of the prior fiscal year or (ii) if the date of the Qualifying Termination is in the last six months of a fiscal year, the amount of the annual bonus that is accrued through the date of the

Qualifying Termination for purposes of the Company’s financial statements in accordance with generally accepted accounting principles. Upon a Qualifying Termination, Mr. Malhotra is also entitled to (a) pro-rata vesting of any of his then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable, and (b) continuation of medical and welfare benefits for Mr. Malhotra and his eligible dependents for two years following the termination date. In addition, any of Mr. Malhotra’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, but only with respect to the number of shares eligible to vest on the first time-vesting date that follows Mr. Malhotra’s termination, and pro-rated based on the number of days worked during the period from grant or the prior time-vesting date. Pursuant to the agreement, any severance payment payable to Mr. Malhotra remains subject to his execution of a release of claims in favor of us.
Also under the agreement, Mr. Malhotra agreed that, during his employment with us and during the two-year period following the termination date, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.
Dhritiman Saha
The Company entered into an employment agreement with Mr. Saha, effective as of April 22, 2021, which was subsequently amended effective November 4, 2022 and further amended and restated effective April 23, 2024. Mr. Saha’s employment agreement provides that Mr. Saha will serve as Chief Operating Officer for a three-year term ending on April 23, 2027, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $500,000, subject to review annually for possible increase. Mr. Saha is entitled to an annual cash performance-based bonus with a target of 50% of annual base salary and a maximum of 100% of annual base salary.
The agreement provides certain severance benefits upon termination by us without “Cause” or by Mr. Saha for “Good Reason”. Cause is generally defined as (a) a material breach by Mr. Saha of any material provision of his agreement that is not corrected by him within 30 days after receipt of written notice from us specifying such breach, to the extent such breach is capable of cure, (b) his conviction of, or entry by him of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations, (c) his intentional breach of company policies constituting theft or embezzlement from us or any of our customers or suppliers, or (d) his gross neglect or intentional misconduct in connection with the performance of any material portion of his duties (which, in the case of his gross neglect, is not corrected by him within 30 days after receipt of written notice from us specifying such neglect, to the extent that such neglect is capable of cure). Good Reason is generally defined as described above for Mr. Malhotra.
Upon a termination of employment by us without Cause or by Mr. Saha for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive (a) one and one-half times annual base salary paid in installments over an 18-month period, (b) pro-rata vesting of any then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable (the fraction, the numerator of which is the number of days worked since grant or the most recent time-vesting date, and the denominator of which is the total number of days from the grant date or last time-vesting date through and including the next scheduled time-vesting date, the “Pro-Ration Fraction”) and (c) continuation of medical and welfare benefits for Mr. Saha and Mr. Saha’s eligible dependents for eighteen months following the termination date, paid for by us, and a payment from us to make Mr. Saha whole on an after-tax basis for our payment of these costs. In addition, any of Mr. Saha’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, with respect to the number of shares subject to the performance award, multiplied by the Pro-Ration Fraction.
If the Qualifying Termination occurs within one year following a change in control of the Company, in lieu of the cash severance and medical benefits and related payments described in the preceding paragraph, (a) Mr. Saha would be eligible to receive two times his annual base salary, and (b) he and his eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by the Company, and to a payment to make him whole on an after-tax basis for our payment of these costs. In addition, if such Qualifying Termination occurs within one year following a change in control, then, in lieu of the equity award treatment described in the preceding paragraph, (a) Mr. Saha ’s unvested equity awards that are, at the time of termination, subject solely to time-based vesting would become fully vested and exercisable, and (b) his equity awards that are unvested at the time of termination and subject to performance-based vesting conditions will vest in the amount that would have vested had the applicable performance period been completed and maximum performance levels achieved.
Pursuant to the agreement, any severance payment payable to Mr. Saha remains subject to his execution of a release of claims in favor of us.
In addition, upon Mr. Saha’s death or termination due to disability, he or his estate would be entitled to receive a prorated amount of the bonus he would have earned for the year of termination had he remained employed throughout the year, based on actual performance. His unvested equity awards will vest in the same proportion as described in the case of a Qualifying Termination occurring other than during the one-year period after a change in control.
Also under the agreement, Mr. Saha agreed that, during his employment with us and during the two-year period following the termination date, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.
Jeffrey Miller
In connection with Mr. Miller’s appointment as Chief Financial Officer, Mr. Miller entered into an employment agreement with the Company, which has been subsequently amended and restated to be effective as of August 31, 2023. The amended and restated agreement provides that Mr. Miller will serve as Chief Financial Officer for a term commencing on August 31, 2023 and ending on August 31, 2026, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $475,000 (which represents an increase from Mr. Miller’s current base salary of $445,000), subject to review annually for possible increase. The agreement also provides for an annual cash performance-based bonus with a target of 50% of annual base salary and a maximum of 100% of annual base salary.
The Agreement provides certain severance benefits upon termination by the Company without “Cause” or by Mr. Miller for “Good Reason.” Cause and Good Reason are generally defined as described above for Mr. Malhotra.
Except as described below, upon a Qualifying Termination, he would be eligible to receive (a) one and one-half times annual base salary paid in installments over an 18-month period, (b) pro-rata vesting of any then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable (the fraction, the numerator of which is the number of days worked since grant or the most recent time-vesting date, and the denominator of which is the total number of days from the grant date or last time-vesting date through and including the next scheduled time-vesting date, the “Pro-Ration Fraction”) and (c) continuation of medical and welfare benefits for Mr. Miller and Mr. Miller’s eligible dependents for eighteen months following the termination date, paid for by us, and a payment from us to make Mr. Miller whole on an after-tax basis for our payment of these costs. In addition, any of Mr. Miller’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, with respect to the number of shares subject to the performance award, multiplied by the Pro-Ration Fraction.
If the Qualifying Termination occurs within one year following a change in control of the Company , in lieu of the cash severance and medical benefits and related payments described in the preceding paragraph, (a) Mr. Miller would be eligible to receive two times his annual base salary, and (b) he and his eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by the Company, and to a payment to make him whole on an after-tax basis for our payment of these costs. In addition, if such Qualifying Termination occurs within one year following a change in control, then, in lieu of the equity award treatment described in the preceding paragraph, (a) Mr. Miller’s unvested equity awards that are, at the time of termination, subject solely to time-based vesting would become fully vested and exercisable, and (b) his equity awards that are unvested at the time of termination and subject to performance-based vesting conditions will vest in the amount that would have vested had the applicable performance period been completed and maximum performance levels achieved.
All of the payments and benefits described above to which Mr. Miller would be entitled in connection with a Qualifying Termination are subject to his execution of a release of claims in favor of the Company.
Upon Mr. Miller’s death or termination due to disability, his designee or estate would be entitled to receive a prorated amount of the bonus he would have earned for the year of termination had he remained employed throughout the year, based on actual performance. His unvested equity awards will vest in the same proportion as described in the case of a Qualifying Termination occurring other than during the one-year period after a change in control.
Also under the agreement, Mr. Miller agreed that, during his employment with the Company and during the two-year period following the date of his termination from employment for any reason, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.
Fiscal 2023 Outstanding Equity Awards at Fiscal Year-End
The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of March 30, 2024.

		Stock Awards
Name	Grant date	Number of units or shares of stock that have not vested (#)	Market value of units or shares of stock that have not vested ($)
Satish Malhotra	6/1/2021[1]	8,825	$10,061
	6/1/2021[2]	21,306	$24,289
	6/1/2022[3]	41,860	$47,720
	6/1/2023[4]	94,149	$107,330

Dhritiman Saha	6/1/2021[1]	2,626	$2,994
	6/1/2021[2]	6,338	$7,225
	6/1/2022[3]	10,494	$11,963
	6/1/2023[4]	46,266	$52,743

Jeffrey Miller	6/1/2021[1]	2,317	$2,641
	6/1/2021[2]	5,593	$6,376
	6/1/2022[3]	9,877	$11,260
	6/1/2023[4]	32,953	$37,566
1These time-based restricted shares are scheduled to vest in equal annual installments over three years. Of such shares, one-third vested on June 1, 2022, one-third vested on June 1, 2023, and the remaining one-third, shown here, vested on June 1, 2024.
2These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2021 performance, as described above under “Long Term Equity Incentives”. The numbers of shares shown here are the numbers that performance-vested as of April 2, 2022. Of such shares, one-third vested on June 1, 2022, one-third vested on June 1, 2023, and the remaining one-third, shown here, vested on June 1, 2024.
3These time-based restricted shares are scheduled to vest in equal installments over three years. Of such shares, one-third vested on June 1, 2023, and the remaining two-thirds, shown here, will vest in equal installments on June 1, 2024, and June 1, 2025, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.
4These time-based restricted shares are scheduled to vest in equal installments over three years on June 1, 2024, June 1, 2025, and June 1, 2026 subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.

Pay Versus Performance
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended March 30, 2024 (fiscal year 2023), April 1, 2023 (fiscal year 2022), and April 2, 2022 (fiscal year 2021), and our financial performance for each such fiscal year:

(a)	(b)	(c)	(d)	(e)	(f)	(h)
					Value of Initial Fixed $100 Investment Based on:	Net (Loss) Income ($ in 000’s)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Total Shareholder Return ($)
2023	1,550,986	748,945	707,290	483,528	6.94	(103,287)
2022	2,569,729	1,041,674	842,299	427,688	20.89	(158,856)
2021	3,629,119	3,032,462	1,141,332	835,112	49.45	81,718
___________________________
(1)Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Satish Malhotra	Dhritiman Saha and Jeffrey Miller
2022	Satish Malhotra	Dhritiman Saha and Jeffrey Miller
2021	Satish Malhotra	Dhritiman Saha and Jeffrey Miller

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021		2022		2023
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(999,988)	(279,993)	(1,356,249)	(329,998)	(667,113)	(216,182)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	733,991	205,517	215,370	52,404	107,330	45,155

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(277,220)	(176,686)	(360,952)	(125,962)	(164,859)	(42,647)

Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(53,440)	(55,058)	(26,225)	(11,054)	(77,399)	(10,088)

TOTAL ADJUSTMENTS	(596,657)	(306,220)	(1,528,056)	(414,610)	(802,041)	(223,762)

The fair values of the restricted stock awards included in the compensation actually paid to our PEO and the average compensation actually paid to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended March 30, 2024. Any changes to the fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for performance-vesting restricted stock awards).
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for fiscal years 2023, 2022, and 2021.

TSR amounts reported in the graph assume an initial fixed investment of $100.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Total Shareholder Return
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
2021
2022
2023
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid vs. Net Income (Loss)
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$160,000,000
$120,000,000
$80,000,000
$40,000,000
$-
$(40,000,000)
$(80,000,000)
$(120,000,000)
$(160,000,000)
$(200,000,000)
Net Income (Loss)
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net Income

EQUITY COMPENSATION PLAN INFORMATION
The number of shares underlying outstanding stock options, the weighted average exercise price of such outstanding options and the number of additional shares remaining available for future issuance under our equity plans, as of March 30, 2024, are as follows:

1)Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)(c)
2) Equity compensation plans approved by the security holders
3) Amended and Restated 2013 Incentive Award Plan	382,082	$7.86	—
4) 2023 Incentive Award Plan	—	$—	4,311,563
5) Equity compensation plans not approved by security holders	—	$—	—
6) Total	382,082	$7.86	4,311,563

Security Ownership of Certain Beneficial Owners and Management

Common Stock
The following table sets forth information, as of June 24, 2024, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which the director nominee), each of our Named Executive Officers and all Directors and executive officers as a group. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of June 24, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is c/o The Container Store Group, Inc., 500 Freeport Parkway, Coppell, TX 75019. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable. The percentage of shares beneficially owned is computed on the basis of 51,588,925 shares of our Common Stock outstanding as of June 24, 2024.

	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Shareholders
Green Equity Investors V, LP, Green Equity Investors Side V, LP, and TCS Co-Invest, LLC[1]	15,540,510	30.1%
Glendon Capital Management LP2	4,763,546	9.2%
Named Executive Officers and Directors
Satish Malhotra	843,613	1.6%
Jeffrey Miller	229,587	*
Dhritiman Saha	194,876	*
J. Kristofer Galashan[1,3]	15,540,510	30.1%
Lisa Klinger	49,972	*
Anthony Laday	54,819	*
Nicole Otto	54,819	*
Caryl Stern[4]	210,498	*
Karen Stuckey	10,424	*
Wendi Sturgis	92,330	*
Charles Tyson	10,424	*
All executive officers and directors as a group (eleven persons)	17,291,872	33.4%
*Less than one percent.
1Includes (i) 15,334,006 shares of Common Stock held directly by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. (collectively, the “Green Funds”) and TCS Co Invest, LLC (“TCS Co”), (ii) 110,957 shares of Common Stock granted to J. Kristofer Galashan, and (iii) 95,547 shares of Common Stock underlying options granted to J. Kristofer Galashan which are currently exercisable or will become exercisable within 60 days of June 24, 2024. Voting and investment power with respect to the shares of our Common Stock held by the Green Funds and TCS Co may be deemed to be shared by certain affiliated entities. GEI Capital V, LLC (“GEIC”), is the general partner of the Green Funds. Green V Holdings, LLC (“Holdings”) is a limited partner of the Green Funds. LGP is the management company of the Green Funds, the Manager of TCS Co and an affiliate of GEIC and Holdings. LGP Management, Inc. (“LGPM”) is the general partner of LGP. Each of the Green Funds, Holdings, LGP, LGPM and TCS Co disclaims such shared beneficial ownership of our Common Stock, except to the extent of its pecuniary interest therein. J. Kristofer Galashan may also be deemed to share voting and investment power with respect to such shares due to his respective positions with LGPM, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
2Based solely on a Schedule 13G filed with the SEC on February 12, 2024 by Glendon Capital Management LP (“Glendon"), Glendon and Matthew Barrett have shared voting power over 4,763,546 shares and dispositive power over 4,763,546 shares and Glendon Opportunities Fund II, L.P. has shared and dispositive voting power over 3,229,513 shares. The address of Glendon’s principal business office is 2425 Olympic Blvd., Suite 500E, Santa Monica, CA 90404.
3Includes (i) 15,334,006 shares of Common Stock held by the Green Funds and TCS Co, (ii) 110,957 shares of Common Stock held directly and (iii) 95,547 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of June 24, 2024.
4Includes (i) 115,807 shares of Common Stock held directly and (ii) 94,691 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of June 24, 2024.

CERTAIN RELATIONSHIPS

Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval of related person transactions. Under the policy, our finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our finance team is required to present to the Audit Committee all relevant known facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant known facts and circumstances of each related person transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least quarterly of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and shareholders owning 5% or more of our outstanding Common Stock.

Stockholders Agreement
In connection with LGP’s acquisition of The Container Store, Inc. in 2007, we, certain affiliates of LGP, and all other holders of our Common Stock and Preferred Stock, entered into a stockholders agreement (the “Stockholders Agreement”). Upon the closing of the IPO, we amended and restated our Stockholders Agreement to eliminate all provisions thereof other than those related to registration rights, which are described below.
Demand Registration Rights
At any time beginning six months after the date of our IPO, subject to certain restrictions:
•certain entities affiliated with LGP, and any transferee controlled directly or indirectly by LGP or any of its affiliates, are able to require us to use our best efforts to register their Common Stock under the Securities Act at any time;
•certain employees (including our named executive officers) may require us to use our best efforts to register their Common Stock under the Securities Act twice prior to the time that we are eligible to register securities on Form S-3 and require us to use our best efforts to register their Common Stock under the Securities Act twice after we are eligible to register securities on Form S-3; and
•certain other investors may require us to use our best efforts to register their Common Stock under the Securities Act.
These demand registration rights are subject to certain exceptions set forth in the Stockholders Agreement.

Piggyback Registration Rights
If we propose to register any of our own securities under the Securities Act in a public offering, we will be required to provide notice to all holders of our Common Stock with registration rights under our Stockholders Agreement relating to the registration and provide them with the right to include their shares in the registration statement. These piggyback registration rights are subject to certain exceptions set forth in the Stockholders Agreement.
Expenses of Registration
We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of our Common Stock held by the holders of our Common Stock with registration rights under our Stockholders Agreement.

Indemnification Agreements
Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions contained in our Amended and Restated Bylaws. In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements.

SHAREHOLDERS’ PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019 in writing not later than March 11, 2025.
Shareholders intending to present a proposal at the 2025 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Shareholders no earlier than the close of business on April 30, 2025 and no later than the close of business on May 30, 2025. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Shareholders is more than 30 days before or more than 70 days after August 28, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2025 Annual Meeting of Shareholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

THE CONTAINER STORE’S ANNUAL REPORT ON FORM 10-K

A copy of The Container Store’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on July 1, 2024 without charge upon written request addressed to:
The Container Store Group, Inc.
Attention: Secretary
500 Freeport Parkway
Coppell, Texas 75019
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 at www.containerstore.com in the “SEC filings” section of the “Investor Relations” page.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Tasha Grinnell, Chief Legal Officer and Secretary
Coppell, Texas
[●]

APPENDIX A

CERTIFICATE OF AMENDMENT
OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE CONTAINER STORE GROUP, INC.

The Container Store Group,Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:
That resolutions were duly adopted by the Board of Directors of the Corporation recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one‑for‑[ ● ][1] reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each [ ● ][1] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully‑paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book‑entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 255,000,000 shares. The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is 250,000,000 shares, $0.01 par value per share. The total number of shares of Preferred Stock authorized to be issued is 5,000,000 shares, $0.01 par value per share.”

A-1

SECOND:	That, at an annual meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.
THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

1 Shall be a whole number between and including 10 and 15, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [ ● ] on this [ ● ] day of [ ● ], 2024.

THE CONTAINER STORE GROUP, INC.

By: ______________________
A-2

xx

The Container Store®

THE CONTAINER STORE GROUP, INC.
500 FREEPORT PKWY
COPPELL, TX 75019

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 27, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TCS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 27, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53701-P14684 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CONTAINER STORE GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. Kristofer Galashan
02) Anthony Laday
03) Nicole Otto

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V53702-P14684

THE CONTAINER STORE GROUP, INC.
Annual Meeting of Shareholders
August 28, 2024 10:30 AM CDT
This proxy is solicited by the Board of Directors

The undersigned Shareholder(s) hereby appoint(s) Satish Malhotra, President and Chief Executive Officer and Tasha Grinnell, Chief Legal Officer and Secretary, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of The Container Store Group, Inc. that the undersigned Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM CDT on August 28, 2024 via live webcast and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if the nominees named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side